L. B. FOSTER COMPANY
                      1997 INCENTIVE COMPENSATION PLAN


 I.  PURPOSE

To provide incentives and rewards to salaried employees based upon overall corporate profitability and the performance of individual operating units.

II.  CERTAIN DEFINITIONS

The terms below shall be defined as follows for the purposes of the L. B. Foster Company 1997 Incentive Compensation Plan. The definitions of accounting terms shall be subject to such adjustments as are approved by the Corporation's Chief Executive
Officer.

	     2.1 "Average Unit Income" shall mean for each Operating Unit the sum of such Operating Unit's "Operating Unit Income" for the years 1994, 1995 and 1996 divided by three, subject to such adjustments as may be made by the Chief Executive Officer.

     2.2 "Base Compensation" shall mean the total base salary, rounded to the nearest whole dollar, actually paid to a Participant during 1997, excluding payment of overtime, incentive compensation, commissions, severance, reimbursement of expenses incurred for the Participant's benefit, or any other payments not deemed part of a Participant's base salary; provided, however, that the Participant's contributions to the Corporation's Voluntary Investment Plan shall be included in Base Compensation. Base Compensation for employees who die, retire or are terminated shall include only such compensation paid to such employee during 1996 with respect to the period prior to death, retirement or termination.

     2.3 "Base Fund" shall mean the aggregate amount of all cash payments to be made pursuant to this Plan prior to adjustments pursuant to Article IV, which amount shall be determined pursuant to Section 3.1 hereof.

	     2.4 "Committee" shall mean the Personnel and Compensation Committee of the Board of Directors and any successors thereto.

     2.5 "Corporation" shall mean L. B. Foster Company and those subsidiaries thereof in which L.B. Foster Company owns
100% of the outstanding common stock.

	     2.6 "Cost of Capital" shall mean a charge imposed on an Operating Unit based upon the assets employed by such Operating
Unit, as determined by the Chief Executive Officer.

     2.7 "Fund" shall mean the aggregate amount of all payments made to Plan Participants under this Plan, after deducting all discretionary payments made pursuant to Section 3.3 hereof and subject to Article IV.

	     2.8 "Individual Incentive Award" shall mean the amount paid to a Participant pursuant to this Plan, which amount shall be determined pursuant to Section 3.5 hereof and which award shall not exceed the lower of: (i) twice the amount of a Participant's Target Award; or (ii) the Participant's Target
Award multiplied by a percentage equal to twice the percentage of Target Award paid to Participants in the General Pool;
subject, however, to the provisions of Article VII of this Plan.
 The limitations herein shall not affect amounts distributed under Sections 3.3 or 6.2.

     2.9 "Operating Unit" shall mean each unit or division reported in the Company's internal financial statements: Foster Coated Pipe, Threaded Products, Fosterweld Tested, Allegheny Rail Products, New Rail, Relay Rail, Transit Products, Pomeroy, Piling, Equipment and Fabricated Products, subject to such adjustments as may be made by the Chief Executive Officer.

     2.10 "Operating Unit Income" shall mean an Operating Unit's 1997 gross profit at actual plus (minus) other income (expense) less allocated and direct sales expense and direct administrative expense and Cost of Capital, subject to such adjustments as may be made by the Chief Executive Officer.

     2.11 "Participant" shall mean a salaried employee of the Corporation who satisfies all of the eligibility requirements set forth in Article V hereof.

	     2.12 "Plan" shall mean the L. B. Foster Company 1997 Incentive Compensation Plan, which Plan shall be in effect only with respect to the fiscal year ending December 31, 1997.

     2.13  "Pool" shall mean the Product Pool and/or General
Pool, as calculated pursuant to Section 3.4 hereof, subject to such adjustments as are approved by the Chief Executive Officer.

	     2.14 "Pre-Incentive Income" shall mean the audited pre-tax income of the Corporation for the fiscal year ending December 31, 1997 determined in accordance with generally-accepted accounting principles, excluding (i) benefits payable under this Plan; and (ii) any portion of gains or losses arising from transactions not in the ordinary course of business which the Committee, in its sole discretion, determines to exclude.

	     2.15 "Target Award" shall mean the product of a Participant's Base Compensation multiplied by said Participant's
Target Percentage.

     2.16 "Target Percentage" shall mean those percentages assigned to Participants pursuant to Section 3.2 hereof.


III.  PLAN DESCRIPTION

	     3.1 Base Fund. Subject to Article IV, the amount of the Base Fund shall be calculated by multiplying the Corporation's
Pre-Incentive Income by specified percentages, as follows:

Pre-Incentive Income             Percentage               Base Fund
------------------------------------------------------------------------
$0 - $2,999,999                       0                       0

$3,000,000 - $3,499,999              10              $300,000 - $349,999

$3,500,000 - $3,999,999              11              $385,000 - $439,999

$4,000,000 - $4,499,999              12              $480,000 - $539,999

$4,500,000 - $4,999,999              13              $585,000 - $649,999

$5,000,000 - $5,999,999              14              $700,000 - $839,000

$6,000,000 - $6,999,999              15              $900,000 - $1,049,994

$7,000,000 - $7,999,999              16            $1,120,000 - $1,279,999

$8,000,000 - $8,999,999              17            $1,360,000 - $1,529,999

$9,000,000 - $9,999,999              18            $1,620,000 - $1,799,999

$10,000,000 - $10,999,999            19            $1,900,000 - $2,089,999

$11,000,000 and Over                 20            $2,200,000 and Over

     3.2  Target Percentages.  Each Participant shall have a
Target Percentage based upon the grade level of such Participant, unless determined otherwise by the Chief Executive
Officer, on July 1, 1997, as follows:

                                                 Result:  % Of Base
Grade Levels                                              Compensation
-------------------------------------------------------------------------
Grade 10, Plant Managers                                     12.5
Grade 10, Product Managers                                   12.5
Grade 11, Plant Managers                                     15.0
Grade 11, Product Managers                                   15.0
Grade 6, Sales Positions                                     15.0
Grade 8, Sales Positions                                     20.0
Grade 9, Sales Positions                                     21.0
Grade 10, Sales Positions                                    22.0
Grade 11, Sales Positions                                    23.0
Grade 12, Sales or Management Positions                      25.0
Grade 13, Sales or Management Positions                      27.0
Grade 14, Sales or Management Positions                      30.0
Grade 15, Sales or Management Positions                      32.0
Grade 16, Sales or Management Positions                      36.0
Grade 17, Sales or Management Positions                      38.0
Grade 18, Sales or Management Positions                      39.0
Grade 19, Sales or Management Positions                      40.0
Grade 20, Sales or Management Positions                      50.0
Grade 21, Sales or Management Positions                      52.0
Grade 22, Sales or Management Positions                      54.0
Grade 23 and Above                                           60.0

Other Employees selected, in writing, by L. B. Foster Company's Chairman of the Board and Chief Executive Officer may also be made Participants in the Plan on such terms as may be approved by the Chairman of the Board and Chief Executive Officer.

Those Participants who have retired or died prior to July 1, 1997 shall have a Target Percentage based upon their grade level at death or retirement.

	     3.3 Discretionary Payments. Ten percent (10%) of the Base Fund, plus amounts reallocated pursuant to Section 6.1, shall be reserved for discretionary payments to employees. The recipients of all such awards and the amounts of any such awards initially shall be selected by the Chief Executive Officer, subject to final approval by the Committee. If any amounts are not paid from the amount herein reserved, such remaining amount shall be allocated to the Fund for distribution among the Pools.

	     3.4 Calculation of Pools. Each Participant and all or any portion of each Participant's Target Award shall be assigned to a Pool or Pools by the Chief Executive Officer of the Company. In the absence of a contrary determination by the Chief Executive Officer, 25% of the Target Awards of
Participants in the Product Pool shall be allocated to the General Pool. The dollar amount of each Pool will be determined by dividing the portion of the Target Awards assigned to the Pool by the total Target Awards of all Participants and then multiplying such amount by the Fund.


EXAMPLE 1:

THE CORPORATION'S PRE-INCENTIVE INCOME IS $5,100,000. THE TOTAL OF ALL TARGET AWARDS FOR ALL PLAN PARTICIPANTS IS $2,100,000, WITH $1,000,000 ALLOCATED TO THE GENERAL POOL AND $1,100,000 ALLOCATED TO THE PRODUCT POOL. THE DOLLAR AMOUNT OF EACH POOL WOULD BE CALCULATED AS FOLLOWS:

(a)  Determine Base Fund

	     $5,100,000  x  14%  =  $714,000

(b)  Calculate Fund By Deducting 10% For "Discretionary Awards"

	     $714,000  x  90%  =  $642,600

(c)  Determine Amount of Each Pool

     1.  General Pool


         $1,000,000
         ----------    x    $642,600   =   $306,000
         $2,100,000


     2.  Product Pool

          $1,100,000
          ----------   x    $642,600   =    $336,600
          $2,100,000

      3.5 Calculation of Individual Incentive Awards. The calculation of an Individual Incentive Award shall be determined based on the Pool(s) to which a Participant is assigned.

	     3.5A General Pool Individual Incentive Awards. A General Pool Participant's Individual Incentive Award shall be calculated, subject to the limitations in Section 2.8, as follows:

     (a) Divide Participant's Target Award allocated to General Pool by the sum of all Target Awards allocated to General Pool;

     (b)  Multiply (a) by amount of General Pool.


EXAMPLE 2:

THE GENERAL POOL IS $306,000.  THE SUM OF ALL GENERAL POOL
PARTICIPANTS' TARGET AWARDS IS $1,000,000.  MANAGER JONES HAS
A TARGET AWARD OF $19,200:

     $  19,200
     -----------   x   $306,000   =   $5,875 (Individual Incentive Award)
     $1,000,000

     3.5B Product Pool Individual Incentive Awards. The Product Pool shall be divided based upon the relative improvement in the Operating Units' "Operating Unit Income" and the Operating Units' respective shares of all Units' "Operating Unit Income". All Participants in the Product Pool shall be assigned to one or more Operating Unit(s) and their respective Target Awards shall be allocated among one or more Operating Unit(s), all as determined by the Chief Executive Officer. Individual awards shall be calculated, subject to the limitations in Section 2.8, as follows:

     (a) Add together: (i) all Operating Units' "Operating Unit Income" (disregarding any annual loss which an Operating Unit may have sustained); and (ii) the total improvement in all Units' "Operating Unit Income" over all Units' "Average Unit Income" (disregarding any Unit that did not improve and, for purposes of calculating improvement, counting only a reduced percentage of such improvement, as determined by the Chief Executive Officer but in no event greater than 50%, which represents a reduction from negative "Average Unit Income" to zero).

	     (b)  Divide (a) into the sum of all Operating Units'
Operating Unit Income (calculated in the same manner as in (a) above) and multiply the resulting quotient by the amount in the Product Pool (the "Product Operating Income Subpool").

     (c) Divide (a) into the sum of all improvement in all Units' Operating Unit Income over such Units' respective Average Unit Incomes (calculated in the same manner as in (a) above) and multiply the resulting quotient by the amount in the Product Pool (the "Product Improvement Subpool").

     (d) To determine an Operating Unit's share of the Product Operating Income Subpool, multiply the amount in the Product Operating Income Subpool by a fraction, the numerator of which is the Operating Unit's Operating Income and the denominator is the sum of all Units' Operating Income (calculated in the same manner as in (a) above).

	     (e) To determine an Operating Unit's share of the Product Improvement Subpool, multiply the amount of the Product
Improvement Subpool by a fraction, the numerator of which is the Operating Unit's improvement (calculated in the same manner as in (a) above) and the denominator of which is the sum of all Operating Units' improvement (calculated in the same manner as in (a) above).

     (f) To determine a Participant's share of the Product Operating Income Subpool, multiply the amount calculated in (d) above by a fraction, the numerator of which is the Participants' Target Bonus allocated to the Operating Unit and the denominator of which is the sum of all Target Bonuses allocated to the Operating Unit.

     (g) To determine a Participant's share of the Product Improvement Subpool, multiply the amount calculated in (e) above by a fraction, the numerator of which is the Participants' Target Bonus allocated to the Operating Unit and the denominator of which is the sum of all Target Bonuses allocated to the Operating Unit.


EXAMPLE 3:

THE PRODUCT POOL IS $336,600. RELAY RAIL'S OPERATING UNIT INCOME IS $900,000 WHILE ITS AVERAGE UNIT INCOME IS A LOSS OF $100,000. THE SUM OF ALL OPERATING UNITS' "OPERATING UNIT INCOME" IS $6,800,000 AND THE SUM OF ALL OPERATING UNITS' IMPROVEMENT OVER THE SUM OF THEIR "AVERAGE UNIT INCOMES" IS $1,900,000. PRODUCT MANAGER SMITH HAS A TARGET AWARD OF $20,000 AND THE SUM OF ALL TARGET AWARDS ALLOCATED TO RELAY RAIL IS $120,000. TWENTY-FIVE PERCENT (25%) OF SMITH'S TARGET AWARD IS ALLOCATED TO THE GENERAL POOL, TEN PERCENT (10%) IS ALLOCATED TO POMEROY AND SIXTY-FIVE PERCENT (65%) IS ALLOCATED TO RELAY RAIL.
 IT HAS BEEN DETERMINED THAT FIFTY PERCENT (50%) OF IMPROVEMENT FOR REDUCTION OF LOSSES SHALL BE COUNTED. THE PORTION OF SMITH'S INDIVIDUAL INCENTIVE AWARD ATTRIBUTABLE TO RELAY RAIL IS CALCULATED AS FOLLOWS:

(a)   Determine Allocation Between Product Operating Income
Subpool and Product Improvement Subpool:

      1.  $6,800,000  +   $ 1,900,000    =    $8,700,000

      2.  $6,800,000  /   $  8,700,000   =    78.16%

      3.  $1,900,000  /   $  8,700,000   =    21.84%

      4.  $  336,600  x  78.16%          =    $263,087
                                ("Product Operating Income Subpool")

      5.  $  336,600  x   21.84%         =    $  73,513
                                   ("Product Improvement Subpool")


(b) Determine Relay Rail's share of Product Operating Income Subpool and Product Improvement Subpool:

     1.   $  900,000
         -------------  x  $263,087  =   $34,820
          $6,800,000                     (Relay Rail's Share of Product
                                         Operating Income Subpool)

     2.   $  900,000 + ($100,000 X 50%)
         ------------  x   $ 73,513  =   $36,757
          $1,900,000                     (Relay Rail's Share of Product
                                         Improvement Subpool)


(c)  Determine Smith's Individual Award from Relay Rail:

     1.  $  20,000     x   65%       =   $13,000  (Smith's Target Award
                                               Allocable to Relay Rail)

     2.  $  13,000
         ----------    x   $34,820   =   $ 3,772
         $ 120,000                       (Smith's Share of Product
 	                                          Operating Income Subpool)

     3.  $  13,000
         ----------    x   $36,757   =   $ 3,982
         $ 120,000                       (Smith's Share of Product
                                         Improvement Income Subpool)


Smith would also be able to receive an additional award based upon Pomeroy's performance and a portion of the Genberal Pool.


IV.  STOCK IN LIEU OF CASH FOR EXECUTIVE OFFICERS

Notwithstanding any other provision of this Plan, the Corporation's executive officers, as determined by the Committee, shall receive shares of the Corporation's Class A Common Stock ("Stock"), subject to such restrictions on transferability as the Corporation's legal counsel may deem necessary or appropriate (such restrictions shall provide for no less than a two-year restriction on the voluntary transfer of such stock), in lieu of cash equal to 25% of the Individual Incentive Awards (without taking into account any discretionary payments under Section 3.3) that would otherwise be payable to such officers under the Plan. In the event such restriction on transferability should be violated, all proceeds derived from such transaction shall be forfeited to the Company. Such stock shall be forfeited to the Company in the event the Participant's employment with the Company should cease within two (2) years after the date of grant, unless such forfeiture is waived by the Committee or said termination is attributable to the Participant's death, permanent disability or retirement with the consent of the Company's Chief Executive Officer. The amount of stock to be so distributed to an executive officer shall be calculated by: (a) dividing the closing price of the stock on the day preceding the date cash distributions are made under the Plan into a sum equal to 25% of the Individual Incentive Award that, but for this Article IV, would have been payable to such executive officer; and (b) multiplying the resulting quotient by 115% with fractional share interest being rounded to the nearest number of whole shares. Stock shall be distributed to the executive officers on the first day of the calendar month following the date cash distributions are made or as soon thereafter as is practicable. Cash which would have been payable to executive officers, but for this Article IV, shall not be distributed and shall remain the property of the Corporation.


V.  ELIGIBILITY

Unless changed or amended by the Committee, an employee shall be deemed a Participant in the Plan only if all of the following requirements are satisfied:

      A. A Participant must be a salaried employee of the Corporation, at a grade level set forth in Section 3.2 or as otherwise approved by L. B. Foster Company's Chairman of the Board and Chief Executive Officer for at least six (6) months of the entire fiscal year, unless deceased or retired.

	      B. A Participant must not have: (i) been terminated for cause;(ii) voluntarily have resigned (other than due to retirement with the Company's consent) prior to the date
Individual Incentive Awards are paid; or (iii) unless the Corporation agrees in writing that the employee shall remain a Participant in this Plan, been terminated for any reason whatsoever and have received money from the Corporation in connection with said termination.

	As used herein, "cause" to terminate employment shall exist upon (i) the failure of an employee to substantially perform his duties with the Corporation; (ii) the engaging by an employee in any criminal act or in other conduct injurious to the Corporation; or (iii) the failure of an employee to follow the reasonable directives of the employee's superior(s).


VI.  REALLOCATIONS

     6.1 In the event an employee has satisfied the eligibility criteria set forth in Article V(A), but has not satisfied the eligibility criteria set forth in Article V(B), the portion of the Individual Incentive Awards allocable to the Product Pool shall be calculated as though such employee was a Participant and any amounts which would have been payable to such employee from the Product Pool shall be used for discretionary payments under Section 3.3.

     6.2 Any portion of the Fund not otherwise distributed ("Excess Funds") shall be awarded to each Participant in an amount calculated by multiplying the amount of the Excess Funds by a fraction, the numerator of which shall be the Participant's Target Bonus and the denominator of which shall be the sum of all Participants' Target Bonuses.


VII.  PAYMENT OF AWARDS

	Payment of Individual Incentive Awards will be made on or before March 15, 1998, except that the timing of the distribution of stock pursuant to Article IV shall be governed by Article IV.


VIII. LIMITATIONS ON AWARDS

Notwithstanding any other provision of this Plan, Individual
Incentive Awards shall normally be limited to twice the amount of a Participant's Target Award.


IX.  ADMINISTRATION AND INTERPRETATION OF THE PLAN

A determination by the Committee in carrying out, administering or interpreting this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors and personal representatives.

The Committee may, from time to time, amend the Plan; provided, however, that the Committee may not amend, terminate or suspend the Plan so as to reduce the Base Fund payable under the Plan.

The Chief Executive Officer may delegate any of his duties herein.

The Corporation's independent public accountants will review and verify the Corporation's determination of Pre-Incentive Income.